EXHIBIT 23

                                       Deloitte & Touche LLP
                                    City Place 1, 33rd Floor
                                           185 Asylum Street
                                     Hartford, CT 06103-3402
                                                         USA

                                         Tel: + 860 280 3000
                                        Fax: +1 860 280 3051
                                            www.deloitte.com


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Northeast Utilities on Form S-8 of our report dated February 23, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective January 1, 2001, the adoption in 2002 of SFAS No. 142, "Goodwill and Other Intangible Assets"and the adoption in 2003 of Emerging Issues Task Force (EITF) Issue 03-11, Reporting Realized Gains and Losses on Derivative Instruments that are Subject to FASB Statement No. 133 and not "Held for Trading Purposes" as Defined in Issue 02-3 and of FASB Interpretation No. 46, Consolidation of Variable Interest Entities) appearing in and incorporated by reference in the Annual Report on Form 10-K of Northeast Utilities for the year ended December 31, 2003 and to the incorporation by reference of our report dated June 25, 2004, appearing in the Annual Report on Form 11-K of Northeast Utilities Service Company 401k Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
December 16, 2004